                                                                    Exhibit 32.2

                    CERTIFICATION OF CHIEF FINANCIAL OFFICER

      In connection with the periodic report of Connetics Corporation (the "Company") on Form 10-K/A for the period ended December 31, 2002 as filed with the Securities and Exchange Commission (the "Report"), I, John L. Higgins, Chief Financial Officer, Executive Vice President, Finance and Corporate Development of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

      (1) the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

      (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: December 2, 2003                  /s/ John L. Higgins
                                        ----------------------------------------
                                        John L. Higgins
                                        Executive Vice President, Finance
                                        and Corporate Development
                                        Chief Financial Officer